UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 19, 2018 (“Annual Meeting”). The following matters were voted upon:

(1)	Election of Directors;
(2)	Approval of the Amended and Restated Non-Employee Director and Key Employee Deferred Compensation Plan;
(3)	Approval of the Employee Stock Purchase Plan; and
(4)	Ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2018.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

		Votes	Broker
Nominee	Votes For	Withheld	Non Votes
Craig A. Greenberg	35,365,058	568,633	2,612,501
Michael T. Rust	35,541,407	392,284	2,612,501
R. Wayne Stratton	35,535,266	398,425	2,612,501
Susan Stout Tamme	35,583,106	350,585	2,612,501
A. Scott Trager	35,738,348	195,343	2,612,501
Steven E. Trager	35,398,949	534,741	2,612,501
Mark A. Vogt	35,425,363	508,328	2,612,501

(2)	Approval of the Amended and Restated Non-Employee Director and Key Employee Deferred Compensation Plan:

For	33,939,091
Against	1,909,610
Abstain	84,989
Broker Non Vote	2,612,501

(3)	Approval of the Employee Stock Purchase Plan:

For	35,838,437
Against	31,948
Abstain	63,306
Broker Non Vote	2,612,501

(4)	Ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2018:

For	38,430,609
Against	107,546
Abstain	8,037
Broker Non Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: April 20, 2018	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer